UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2015

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33409	20-0836269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 —	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e) Changes to Executive Management Team and Modifications to Compensatory Arrangements

On February 18, 2015, T-Mobile US, Inc. (the “Company”) announced changes to its executive leadership team, including the assumption of expanded roles for Mr. Mike Sievert and Mr. Thomas Keys.

Mike Sievert

On February 13, 2015, Mr. Sievert was appointed Chief Operating Officer. Mr. Sievert previously served as Executive Vice President and Chief Marketing Officer of the Company since April 2013 and from November 2012 to April 2013, Mr. Sievert was Executive Vice President and Chief Marketing Officer of T-Mobile USA.

In connection with Mr. Sievert’s appointment, the Company and Mr. Sievert entered into a compensation term sheet pursuant to which, effective January 1, 2015, Mr. Sievert will (i) receive an annual base salary of $800,000, (ii) have an annual incentive plan target of 100% of his base salary, (iii) have a long-term incentive plan target of 250% of his total target annual compensation and (iv) be entitled to receive severance of two times his base salary and annual incentive plan target in the event that Mr. Sievert’s employment is terminated without cause or he is constructively discharged (as such terms are defined in the term sheet).

Tom Keys

On February 13, 2015, Mr. Keys was appointed President T-Mobile Indirect Channels. Mr. Keys previously served as Executive Vice President and Chief Operating Officer, MetroPCS Business since April 2013. From May 2011 to April 2013 Mr. Keys was the President of MetroPCS Communications, Inc. (“MetroPCS”) and was also the Chief Operating Officer of MetroPCS from June 2007 until April 2013.

Jim Alling

On February 17, 2015, Mr. Alling, who has served as Executive Vice President and Chief Operating Officer, T-Mobile Business, since April 2013, informed the Company that he is resigning as an officer of the Company, effective March 13, 2015.

Information regarding the executives’ background and experience is incorporated by reference from Item 1 of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

Date: February 18, 2015	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and Chief Financial Officer